EXHIBIT 99.1

AUTOBYTEL INC. REPORTS RECORD PROFITS

Outperforms Analyst Estimate

IRVINE, CA – April 24, 2003 – Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, today announced financial results for the first quarter ended March 31, 2003.

Highlights for the quarter:

•	Net income totals $0.9 million, or $0.03 per share, on a GAAP basis, compared to analyst estimate of $0.4 million or $0.01 per share

•	Outperforms analyst estimate for EBITDA of $0.03 per share, delivering $1.4 million of EBITDA, or $0.04 per share

•	Cash generation of $1.3 million; third consecutive quarter of cash generation; cash balance of $28.8 million

•	Strong growth in online advertising segment, and RPM customer loyalty and retention program for dealers

“Fiscal year 2003 is shaping up very well so far,” said Jeffrey Schwartz, president and CEO of Autobytel Inc. “We have now delivered a second consecutive quarter of net income, which reflects the success of our efforts to rebuild and enhance operations during 2002. Our operating metrics, such as closing ratio and gross margin per purchase request, have substantially improved and our customer and affiliate relationships are more solid than ever.”

Autobytel reported net income for the first quarter ended March 31, 2003 of $0.9 million, or $0.03 per share. This compares to a net loss for the quarter ended March 31, 2002 of $(18.5) million, or $(0.59) per share. It is nearly double the net income reported for the fourth quarter ended December 31, 2002, when net income was $0.5 million, or $0.01 per share.

For the first quarter of 2003, EBITDA was $1.4 million, or $0.04 per share, versus a loss of $(17.9) million, or $(0.58) per share, in the first quarter of 2002, and EBITDA of $1.0 million, or $0.03 per share, in the fourth quarter ended December 31, 2002.

Revenues for the first quarter ended March 31, 2003 totaled $20.3 million, versus revenues of $20.7 million for the quarter ended March 31, 2002 and fourth quarter 2002 revenues of $20.0 million.

During the first quarter of 2003, Autobytel generated $1.3 million in cash, marking its third consecutive quarter of cash generation. The Company’s cash balance as of March 31, 2003 was $28.8 million.

Jeffrey Schwartz added that “In addition to improved financial results, we are continuing to expand our leadership in automotive marketing services. Our expanded relationship with Yahoo!, and the launch of a co-branded channel targeting Hispanic car buyers, under an agreement with Terra.com, are an important part of our strategy of becoming an indispensable partner in the automotive interactive marketing arena.”

Highlights for the First Quarter

Revenues: Of Autobytel’s first quarter revenues of $20.3 million, $13.1 million were related to Program Fees, $3.4 million were related to Enterprise Sales, $2.8 million were related to Advertising, and $0.9 million were related to Other Products and Services.

Operating Expenses: Total operating expenses in the first quarter were $19.5 million. Sales and marketing expenses totaled $12.9 million, including traffic acquisition costs. Product development and technology costs totaled $3.9 million. General and administrative costs totaled $2.8 million.

Unique Visitor Count: Autobytel was the most visited new-car-buying and research network in Q1 2003. Autobytel’s four web site properties – Autobytel.com, Autoweb.com, Carsmart.com and AutoSite.com – received about 9.25 million average monthly unique visitors in the first quarter of 2003, versus 7.45 million in the fourth quarter, as reported by comScore Media Metrix.

Purchase Requests: The Company delivered approximately 795,000 Purchase Requests during the first quarter of 2003, of which about 612,000 were delivered to program dealers and the remaining 183,000 to enterprise dealers. Closing ratios for Autobytel dealers remained in the range of 16%-18%, roughly a 30% improvement over 12% closing ratios reported for the first quarter of 2002.

Dealer Count: The Company reported approximately 20,100 dealer relationships in the first quarter. Included in this number are about 5,200 program dealer relationships and about 200 Retention Performance Marketing (RPM) dealer relationships. The remaining 14,700 dealer relationships were included in the enterprise sales category. The category of program dealer relationships showed the lowest rate of attrition in six quarters, which the Company attributes to the positive effects of its proprietary Quality Verification SystemSM (QVS), instituted in 2002.

Advertising Revenues: Revenues from online advertising increased sequentially by 14%, to $2.8 million, in the first quarter of 2003. This revenue segment grew 62% compared to the first quarter of 2002. The Company attributes success in this area in part to its Dynamic Content PlacementSM (DCP) and showcase marketing features, as well as to the ongoing migration of automotive advertising spending to online media.

RPMSM: Autobytel’s customer loyalty and retention program, RPM, added approximately 70 dealers during the first quarter, and average revenue per dealer subscribing to RPM continues to be in the $1,200 per month range. The Company also secured another OEM endorsement of RPM during the quarter, and the Company continues to forecast sustained growth for this program throughout the rest of the year.

Headcount: As of March 31, 2003, the Company had 252 employees, versus 229 at the end of the fourth quarter of 2002.

Quality Initiatives: Autobytel’s proprietary QVS continued to contribute to improved results. This quarter, the Company added another phase to QVS by instituting a “no spam” policy, officially eliminating from its marketing activities any mass e-mail campaigns soliciting vehicle Purchase Requests1, and announcing to third-party providers that they are no longer to send “spam”-driven Purchase Requests. This initiative, in addition to established programs that provide dealers with direct customer feedback to improve their sales closing ratios and that optimize each dealer contact made by the Company’s sales force, resulted in a record high closing rate for the month of March.

“Our value proposition continues to be compelling,” said Jeffrey Schwartz. “For the first quarter, a dealer’s average cost to sell a car through Autobytel was approximately $130, compared to about $475 using traditional media based on NADA data.”

Business Outlook

The Company continues to expect organic revenue growth of 5% to 10% in 2003 versus 2002, and positive net income and positive cash flow from operations for 2003.

Non-GAAP Measures

In addition to furnishing its consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Autobytel discloses certain non-GAAP financial measures, including EBITDA and EBITDA per share, which are derived from results based on GAAP. Autobytel believes these non-GAAP measures assist users in understanding its results of operations, cash generated, and resources available for strategic opportunities including reinvestment in the business and acquisitions.

The non-GAAP measures are provided to enhance the user’s overall understanding of Autobytel’s current financial performance and its prospects for the future. As such, these measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for or superior to GAAP results. A reconciliation of the non-GAAP measures to the nearest GAAP measures is included in the attached Statement of Supplemental Financial Information.

1 Consumers who wish to buy a car through Autobytel’s websites submit an online order for a vehicle, which is, called a Purchase Request. This purchase request is then routed to a participating dealer in their area.

Conference Call

In conjunction with Autobytel Inc.’s first quarter 2003 earnings release, there will be a conference call broadcast live over the Internet today, April 24, 2003, at 4:30 PM EDT (1:30 PM PDT). The link to the Webcast conference is as follows:

http://www.irconnect.com/abtl/conf/1q2003.mhtml

The Webcast will be archived within 2 hours of the end of the call until the next quarter’s earnings announcement. To listen to the archived Webcast, please go to the link shown above.

About Autobytel Inc.

Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing, advertising and CRM (customer relationship management) programs. The company owns and operates the automotive websites Autobytel.com, Autoweb.com, Carsmart.com and popular automotive research center, AutoSite.com, as well as AIC (Automotive Information Center), a leading provider of automotive marketing data and technology. Autobytel Inc. is the Internet’s largest new-car buying service and, in 2002, generated over a billion dollars a month in car sales for dealers through its services. Autobytel Inc. is also among the largest syndicated car-buying content networks, reaching millions of unique visitors as they are making their vehicle buying decisions. Autobytel Inc. content and technology has potential exposure to over 94 percent of the active Digital Media Universe.*

* Nielsen//NetRatings Q4 2002 Digital Media Universe Report (Autobytel Inc. is the unduplicated audience of the Autobytel, Autoweb.com, CarSmart and Autosite.com Brands. Autobytel Inc. provides content to the Yahoo!, AOL and MSN portals and various automotive manufacturers’ sites. The unduplicated audience of these Brands has an active reach of over 94 percent of the Digital Media Universe).

FORWARD-LOOKING STATEMENT DISCLAIMER

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, that actual costs and expenses exceed the charges taken by the company, changes in laws and regulations and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2002, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

Contact:

Investor Relations

Sean Collins, Coffin Communications Group, 818.789.0100, ext. 202

(Sean.Collins@CoffinCG.com)

Media Relations

Melanie Webber, Autobytel Inc., 949.862.3023 (melaniew@autobytel.com)

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Autobytel Inc.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

ASSETS

	March 31, 2003	December 31, 2002
	(unaudited)
Current assets:
Cash and cash equivalents	$28,828	$27,543
Restricted cash	—	28
Accounts receivable, net of allowance for doubtful accounts and customer credits of $4,487 and $4,214, respectively	6,953	6,757
Prepaid expenses and other current assets	2,402	3,495

Total current assets	38,183	37,823
Property and equipment, net	1,781	2,088
Capitalized software, net	1,835	2,105
Investment in unconsolidated subsidiary	4,798	4,745
Goodwill, net	8,367	8,367
Other assets	85	96

Total assets	$55,049	$55,224

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,904	$3,529
Accrued expenses	3,541	5,018
Deferred revenues	3,528	3,575
Customer deposits	69	76
Other current liabilities	331	349

Total current liabilities	11,373	12,547
Accrued restructuring – non-current	223	255

Total liabilities	11,596	12,802

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized; none outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 31,267,612 and 31,195,681 shares issued and outstanding, respectively	31	31
Additional paid-in capital	203,759	203,623
Accumulated other comprehensive loss	(13)	(40)
Accumulated deficit	(160,324)	(161,192)

Total stockholders' equity	43,453	42,422

Total liabilities and stockholders' equity	$55,049	$55,224

Autobytel Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2003	2002
Revenues:
Program fees	$13,118	$15,412
Enterprise sales	3,355	1,984
Advertising	2,839	1,757
Other products and services	941	1,580

Total revenues	20,253	20,733

Operating expenses:
Sales and marketing	12,858	12,260
Product and technology development	3,862	5,753
General and administrative	2,785	3,057
Autobytel.Europe restructuring and impairment charges	—	15,015

Total operating expenses	19,505	36,085

Income (loss) from operations	748	(15,352)
Loss on recapitalization of Autobytel.Europe	—	(4,168)
Interest income	69	391
Foreign currency exchange gain	—	1
Income (loss) in equity investees	53	(200)

Income (loss) before minority interest and income taxes	870	(19,328)
Minority interest	—	866

Income (loss) before income taxes	870	(18,462)
Provision for income taxes	2	5

Net income (loss)	$868	$(18,467)

Net income (loss) per share:
Basic	$0.03	$(0.59)
Diluted	$0.03	$(0.59)

Shares used in computing loss per share:
Basic	31,234,243	31,069,171
Diluted	32,167,910	31,069,171

Autobytel Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2003	2002
Cash flows from operating activities:
Net income (loss)	$868	$(18,467)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Non-cash charges:
Depreciation and amortization	608	901
Provision for bad debt	242	746
Loss on disposal of property and equipment	—	1
Amortization of deferred stock based compensation	—	20
Autobytel.Europe restructuring and impairment	—	15,015
Loss on recapitalization of Autobytel.Europe	—	4,168
Income in equity investee	(53)	—
Minority interest	—	(866)
Changes in assets and liabilities:
Accounts receivable	(438)	(1,126)
Prepaid expenses and other current assets	1,093	1,108
Other assets	11	—
Accounts payable	375	(2,539)
Accrued expenses	(1,441)	(3,560)
Accrued restructuring – current	(36)	(31)
Deferred revenues	(47)	(74)
Customer deposits	(7)	(10)
Other current liabilities	(18)	58
Accrued restructuring and other liabilities – non current	(32)	—

Net cash provided by (used in) operating activities	1,125	(4,656)

Cash flows from investing activities:
Deconsolidation of Autobytel.Europe	—	(28,163)
Decrease in restricted cash	28	—
Purchases of property and equipment	(31)	(426)
Capitalized software costs	—	(903)

Net cash used in investing activities	(3)	(29,492)

Cash flows from financing activities:
Net proceeds from sale of common stock	136	160

Net cash provided by financing activities	136	160

Effect of exchange rates on cash	27	(517)

Net increase (decrease) in cash and cash equivalents	1,285	(34,505)
Cash and cash equivalents, beginning of period	27,543	61,837

Cash and cash equivalents, end of period	$28,828	$27,332

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$2	$5

Cash paid during the period for interest	$—	$—

Autobytel Inc.

STATEMENT OF SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,		December 31, 2002
	2003	2002
Reconciliation of net income (loss) to EBITDA:
Net income (loss)	$868	$(18,467)	$462
Depreciation and amortization	608	921	648
Interest income	(69)	(391)	(86)
Taxes	2	5	—

EBITDA	$1,409	$(17,932)	$1,024

EBITDA per share:
Diluted	$0.04	$(0.58)	$0.03

	Three Months Ended March 31, 2003			Three Months Ended March 31, 2002
	As Reported	Depreciation and Amortization	As Adjusted	As Reported	Depreciation and Amortization	As Adjusted
Operating expenses:
Sales and marketing	$12,858	$(20)	$12,838	$12,260	$(31)	$12,229
Product and technology development	3,862	(564)	3,298	5,753	(834)	4,919
General and administrative	2,785	(24)	2,761	3,057	(56)	3,001
Autobytel.Europe restructuring and impairment	—	—	—	15,015	—	15,015

Total operating expenses	$19,505	$(608)	$18,897	$36,085	$(921)	$35,164